UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 11, 2022

American Virtual Cloud Technologies, Inc.
(Exact Name of registrant as Specified in Charter)

Delaware	001-38167	81-2402421
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1720 Peachtree Street, Suite 629 Atlanta, GA	30309
(Address of principal executive offices)	(Zip code)

(404) 239-2863
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AVCT	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	AVCTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 11, 2022, American Virtual Cloud Technologies, Inc. (the “Company”) and the holders (collectively, the “Holders”) of the Company’s Series B Convertible Preferred Stock (the “Series B Preferred Stock”) and senior secured convertible notes issued in April 2022 (the “Convertible Notes”) entered into an Exchange Agreement (the “Exchange Agreement”). Pursuant to the Exchange Agreement, the parties thereto agreed, among other things, to (i) exchange the remaining outstanding Series B Preferred Stock, consisting of $3,942,447.94 in stated value, into rights (the “Rights”) to acquire an aggregate of 25,806,428 shares (the “Rights Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (ii) to convert $1,600,000 in original principal amount of the Convertible Notes into 10,473,260 shares of Common Stock (the “Installment Shares”), at a conversion price of $0.15277 per share (calculated as 88% of the volume weighted average closing price of the Common Stock on September 8, 2022, consistent with the formula for determining installment conversions set forth in the Convertible Notes), in each case to be effective on September 12, 2022. The Rights Shares and the Installment Shares are being issued in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to the Exchange Agreement, the Holder of the Series B Preferred Stock agreed that it would not, directly or indirectly, sell or otherwise dispose of any Rights Shares on any calendar day through and including September 16, 2022, to the extent that any such sale or other disposition of shares would exceed 8.5% of the daily composite trading volume of the Common Stock through the time of sale on any such date. In addition, the Holder of the Convertible Notes agreed to waive the right to payment of any cash portion of any installment conversion amount of the Convertible Notes during the period from September 15, 2022 through September 30, 2022, to the extent such right would otherwise arise from the conversion price during such period being below the $0.10 floor price set forth in the Convertible Notes.

The foregoing summary provides only a brief description of the Exchange Agreement. The summary does not purport to be complete and is qualified in its entirety by the full text of the Exchange Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the Rights and the Installment Shares is incorporated by reference in this Item 3.02 to the extent required.

Item 8.01 Other Events.

The Company has completed the sale of shares of Common Stock under its previously announced at-the-market equity offering program, which provided for the offer and sale, from time to time, of shares of its Common Stock having an aggregate offering price of $14,785,490.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
10.1	Exchange Agreement, dated as of September 11, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN VIRTUAL CLOUD TECHNOLOGIES, INC.

By:	/s/ Kevin Keough
	Name:	Kevin Keough
	Title:	Chief Executive Officer

Date: September 12, 2022

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